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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported)     JANUARY 5, 2005
                                                    ---------------------------


                               EMRISE CORPORATION
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             (Exact name of registrant as specified in its charter)


           DELAWARE                     001-10346                77-0226211
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(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

        9485 HAVEN AVENUE, SUITE 100, RANCHO CUCAMONGA, CALIFORNIA 91730
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code       (909) 987-9220
                                                  ------------------------------

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01.        OTHER EVENTS.

         As described in a Form 8-K for December 29, 2004, Emrise Corporation entered into a Securities Purchase Agreement and a Registration Rights Agreement on that date. The Securities Purchase Agreement provides for the issuance by Emrise to 17 record holders in a private offering an aggregate of 12,503,500 shares of common stock of Emrise at a purchase price of $1.44 per share and five-year investor warrants to purchase up to an additional 3,125,875 shares of common stock of Emrise at an exercise price of $1.73 per share.

         Emrise has agreed to pay cash placement agent fees of approximately $1,035,000 and issued five-year placement agent warrants to purchase up to an aggregate of 757,210 shares of common stock of Emrise in connection with the offering. The purpose of this Form 8-K is to announce that the closing of the transactions contemplated by the Securities Purchase Agreement occurred on January 5, 2005 on the terms described in the Form 8-K for December 29, 2004.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 6, 2005          EMRISE CORPORATION

                                  By: /S/ RANDOLPH D. FOOTE
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                                      Randolph D. Foote, Chief Financial Officer


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